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                                                                    Exhibit 23.3

                                    CONSENT

     We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated March 6, 1998 with respect to the financial statements of AirNet Communications Corporation included in the Registration Statement Form S-1 dated September 24, 1999 and related Prospectus of AirNet Communications Corporation for the registration of its common stock.

/s/ ERNST & YOUNG LLP

Orlando, Florida
September 22, 1999